Exhibit 99.1

VeriSign Reports Third Quarter 2005 Results

MOUNTAIN VIEW, CA – October 19, 2005 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the third quarter ended September 30, 2005.

VeriSign reported revenue of $415 million for the third quarter of 2005, a 28 percent increase compared to the same period of 2004. On a GAAP basis, VeriSign reported net income of $45 million for the third quarter 2005 and earnings per share of $0.17 per diluted share. This compares with net income of $40 million and earnings per share of $.16 per diluted share for the same period of 2004.

On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $102 million, earnings per share for the third quarter was $0.27 per diluted share, as compared to non-GAAP pre-tax income of $69 million and earnings per diluted share of $0.19 for the same period in 2004. These non-GAAP results exclude the following items, which are included under GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other reversals/charges, and the net gain or loss on the sale of investments or the impairment of investments. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Our third quarter results were mixed with strong demand across our Internet and core Communications Services, offset by a shortfall in revenues from the Mobile Content business,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “Although the short-term trends have proven difficult to forecast, we continue to be excited about the long term opportunity in Mobile Content and believe that we are strongly positioned as the leading global platform for these services.”

“The solid performance in the Internet and core Communications businesses, coupled with discipline in managing our expenses, allowed us to overcome the reduced content revenue and achieve record operating income for the quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “Strong operating cash flow of $126 million in Q3 helped to fund our repurchase of 9 million shares of common stock during the quarter for an aggregate value of $215 million while we still exited the period with cash balances of approximately $800 million.”

Within VeriSign’s Internet Services Group (ISG), the VeriSign Security Services (VSS) business announced a strategic alliance with eBay that calls for the two companies to collaborate on payment services and security initiatives for e-commerce. Under the terms of the agreement, PayPal, an eBay subsidiary, will acquire VeriSign’s payment gateway business for $370 million, and the companies have signed a multi-year security technology agreement that calls for eBay to invest in the deployment of VeriSign technologies that protect online identities and transactions. The security technology agreement includes the purchase of up to one million two-factor authentication tokens. VeriSign Japan (VSJ), a majority owned subsidiary of VeriSign Inc., announced the acquisition of SiteRock as part of the continued expansion of its Managed Security Services offerings. The acquisition was completed in October for approximately $51 million in cash.

The VeriSign Naming and Directory Services (VNDS) business continued to see its active domain names under management achieve record levels as new registrations and renewal rates remained strong. As part of VeriSign’s strategy to strengthen its support for real-time web services, VNDS announced two acquisitions. First, VNDS announced the acquisition of Weblogs.com and its ping server service to provide more stable and reliable communications on behalf of the Internet’s blogosphere. VNDS plans to use the ping service to increase the reliability and intelligence of the content distribution network of recently announced acquisition, Moreover Technologies, a wholesale aggregator of real-time content for news and business information.

The VeriSign Communications Services (VCS) business continued to strengthen its portfolio of products and customer relationships. The Communications and Commerce lines of business within VCS announced several customer trials of the VeriSign Wireless IP Connect Services that provides a single, cellular-Wi-Fi interconnection point that resolves interoperability issues across disparate networks. In the third quarter, the VCS Content business expanded the availability of Jamster! content services to Sprint and Cincinnati Bell customers in the United States.

Additional Financial Information

•	VeriSign ended the third quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $799 million.

•	Cash flow from operations was $126 million for the third quarter of 2005.

•	Deferred revenue on the balance sheet was $493 million as of September 30, 2005, up $16 million or 3% over Q2.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balance, was 51 days for Q3 down modestly from 52 days in Q2.

•	Capital expenditures for the third quarter of 2005 were approximately $27 million, relatively consistent with the $29 million in the second quarter of 2005.

•	Non-GAAP operating income was $97 million, up approximately 5% from $92 million in the second quarter of 2005 and up over 50% year over year.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign’s Security, Payments, and Naming & Directory services – delivered $177 million of revenue in the third quarter of 2005. The results for the third quarter included sequential growth in both VeriSign’s Security Services (VSS) and VeriSign’s Naming & Directory Services (VNDS) businesses.

•	VeriSign’s Web site certificate business issued approximately 122,000 new and renewed certificates in Q3, ending the quarter with a base of more than 479,000 certificates, up from 471,000 at the end of the second quarter of 2005.

•	VeriSign’s Naming & Directory Services business ended the third quarter with 46.7 million active domain names in .com and .net, a net increase of approximately 2.5 million names over Q2.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $238 million in the third quarter of 2005, down 14% from the second quarter of 2005. The Communications and Commerce group generated revenues of $107 million, up 5% sequentially, while the Content group generated revenues of $131 million, a 25% decrease over Q2 and an increase of 78% year over year.

•	VeriSign’s Communications Services Group ended Q3 with a base of approximately 7.2 million wireless billing customer subscribers, an increase of approximately 13% year over year.

•	The VCS business supported 14.4 billion database queries in Q3 2005, up 13% year over year.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the third quarter results. The call will be accessible by direct dial at (800) 946-0782 (US) or (719) 457-2657 (international). A listen-only live webcast of the Q3 earnings conference call will also be available at www.verisign.com and www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 8840049) or (719) 457-0820 (international) beginning at 5:00 pm (PST) on October 19th and will run through October 26th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$309,944	$330,641
Short-term investments	438,236	406,784
Accounts receivable, net	271,210	198,317
Prepaid expenses and other current assets	90,191	51,324
Deferred tax assets	17,290	19,057

Total current assets	1,126,871	1,006,123

Property and equipment, net	528,291	512,621
Goodwill	1,006,441	725,427
Other intangible assets, net	224,981	243,838
Restricted cash	50,972	51,518
Long-term note receivable	25,800	39,956
Long-term investments	6,305	6,809
Other assets	9,477	6,582

Total long-term assets	1,852,267	1,586,751

Total assets	$2,979,138	$2,592,874

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$476,151	$382,025
Accrued restructuring costs	8,354	11,696
Deferred revenue	369,689	305,874

Total current liabilities	854,194	699,595

Long-term deferred revenue	123,646	107,595
Long-term restructuring costs	11,837	19,276
Other long-term liabilities	5,550	6,815
Deferred tax liability	20,942	31,319

Total long-term liabilities	161,975	165,005

Total liabilities	1,016,169	864,600

Minority interest in subsidiaries	39,495	36,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 257,228,503 and 253,341,383 (excluding 16,296,427 and 6,164,017 shares held in treasury at September 30, 2005 and December 31, 2004, respectively )	257	253
Additional paid-in capital	23,362,993	23,253,111
Unearned compensation	(13,221)	(6,127)
Accumulated deficit	(21,418,785)	(21,553,829)
Accumulated other comprehensive loss	(7,770)	(1,411)

Total stockholders’ equity	1,923,474	1,691,997

Total liabilities and stockholders’ equity	$2,979,138	$2,592,874

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues	$414,766	$325,311	$1,260,587	$810,469

Costs and expenses:
Cost of revenues	129,281	121,945	390,678	315,662
Sales and marketing	116,817	73,216	386,611	160,233
Research and development	27,460	17,697	76,451	49,657
General and administrative	49,883	49,488	142,205	123,322
Restructuring and other charges (reversals)	537	7,739	(1,471)	19,620
Amortization of intangible assets	26,235	22,790	73,896	56,123
Acquired in-process research and development	1,800	—	6,100	—

Total costs and expenses	352,013	292,875	1,074,470	724,617

Operating income	62,753	32,436	186,117	85,852

Other income, net	14,419	1,334	43,780	3,903
Minority interest in net income of subsidiaries	(1,221)	(748)	(3,397)	(1,876)

Income before income taxes	75,951	33,022	226,500	87,879
Income tax expense (benefit)	31,377	(7,376)	91,456	16,466

Net income	$44,574	$40,398	$135,044	$71,413

Net income per share:
Basic	$0.17	$0.16	$0.52	$0.29

Diluted	$0.17	$0.16	$0.51	$0.28

Shares used in per share computation:
Basic	260,288	254,146	259,254	249,306

Diluted	266,201	259,728	267,045	255,052

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(Unaudited)

	Three Months Ended September 30,
	2005	2004
Statement of Income Reconciliation

(in thousands, except per share data)

Net income on a GAAP basis	$44,574	$40,398
Amortization of intangible assets	26,235	22,790
Acquired in-process research and development	1,800	—
Stock-based compensation expense	819	749
Litigation settlements	4,550	—
Restructuring and other charges	537	7,739
Net (gain) loss and/or impairment on investments	(8,169)	4,599
Income tax expense (benefit)	31,377	(7,376)

Non-GAAP income before income taxes	101,723	68,899
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(30,517)	(20,670)

Net income on a non-GAAP basis	$71,206	$48,229

Statement of Income Reconciliation per Share

Diluted net income per share on a GAAP basis	$0.17	$0.16
Amortization of intangible assets	0.10	0.09
Acquired in-process research and development	0.01	—
Stock-based compensation expense	—	—
Litigation settlements	0.02	—
Restructuring and other charges	—	0.03
Net (gain) loss and/or impairment on investments	(0.03)	0.02
Non-GAAP tax rate of 30% in lieu of the GAAP rate	—	(0.11)

Diluted net income per share on a non-GAAP basis	$0.27	$0.19

Shares used in calculation of net income per share	266,201	259,728

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other charges, and the net (gain) loss on the sale of investments the impairment of investments. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Statement of Income Reconciliation

(in thousands, except per share data)

Net income on a GAAP basis	$135,044	$71,413
Amortization of intangible assets	73,896	56,123
Acquired in-process research and development	6,100	—
Stock-based compensation expense	2,357	1,677
Litigation settlements	4,550	—
Restructuring and other (reversals) charges	(1,471)	19,620
Net (gain) loss and/or impairment on investments	(10,386)	8,243
Income tax expense	91,456	16,466

Non-GAAP income before income taxes	301,546	173,542
Non GAAP tax rate of 30% in lieu of the GAAP rate	(90,464)	(52,063)

Net income on a non-GAAP basis	$211,082	$121,479

Statement of Income Reconciliation per Share

Diluted net income per share on a GAAP basis	$0.51	$0.28
Amortization of intangible assets	0.28	0.22
Acquired in-process research and development	0.02	—
Stock-based compensation expense	0.01	0.01
Litigation settlements	0.02	—
Restructuring and other (reversals) charges	(0.01)	0.08
Net (gain) loss and/or impairment on investments	(0.04)	0.03
Non GAAP tax rate of 30% in lieu of the GAAP rate	—	(0.14)

Diluted net income per share on a non-GAAP basis	$0.79	$0.48

Shares used in calculation of net income per share	267,045	255,052

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other (reversals) charges, and the net (gain) loss on the sale of investments the impairment of investments. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flow from operating activities:
Net income	$135,044	$71,413
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	64,930	65,182
Amortization of intangible assets	73,896	56,123
Acquired in-process research and development	6,100	—
Provision for doubtful accounts	3,729	2,194
Non-cash restructuring and other charges	681	17,962
Net (gain) loss on sale and impairment of investments	(8,265)	8,266
Minority interest in net income of subsidiary	3,025	1,877
Tax benefit associated with stock options	19,538	872
Deferred income taxes	(7,730)	—
Amortization of unearned compensation	4,344	2,402
Loss on disposal of property and equipment	186	—
Changes in operating assets and liabilities:
Accounts receivable	(65,528)	(50,794)
Prepaid expenses and other current assets	(35,546)	3,224
Accounts payable and accrued liabilities	71,228	(9,948)
Deferred revenue	73,873	61,609

Net cash provided by operating activities	339,505	230,382

Cash flow from investing activities:
Purchases of investments	(256,967)	(323,150)
Proceeds from maturities and sales of investments	231,136	337,726
Purchases of property and equipment	(73,255)	(57,005)
Net cash paid in business combinations	(56,733)	(246,356)
Payment received on long-term note receivable and dividend	16,609	—
Merger related costs	(9,920)	(7,324)
Other assets	(5,381)	(2,844)

Net cash used in investing activities	(154,511)	(298,953)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	56,644	39,530
Purchase of common stock	(257,121)	(34,935)
Proceeds from sale of stock from consolidated subsidiary	605	824
Payment of long-term liabilities	(1,650)	(3,825)

Net cash (used in) provided by financing activities	(201,522)	1,594

Effect of exchange rate changes	(4,169)	(3,169)

Net decrease in cash and cash equivalents	(20,697)	(70,146)
Cash and cash equivalents at beginning of period	330,641	301,593

Cash and cash equivalents at end of period	$309,944	$231,447